EXHIBIT 99.1

News Release
TANGER REPORTS THIRD QUARTER RESULTS
Collected 89% of Third Quarter Rents
Liquidity Increases to $640 million at the End of October
Traffic Continues to Grow

Greensboro, NC, November 5, 2020, Tanger Factory Outlet Centers, Inc. (NYSE:SKT), a leading owner and operator of open-air outlet centers, today reported financial results for the three and nine months ended September 30, 2020 and operating metrics for the third quarter of 2020.

“Our business, which is primarily open-air outlet centers, has generated positive cash flow since the start of the quarter. Rent collections for the quarter improved sequentially to 89% of billed rents and we expect to collect another 3%. Our liquidity position is strong, with $40 million of cash and $600 million in unsecured lines of credit that were undrawn at the end of October,” said Steven B. Tanger, Chief Executive Officer. “More than 99% of occupied stores in our consolidated portfolio have reopened. Traffic to our open-air centers during September rebounded to more than 98% of prior year levels, even with 30% fewer open hours per week.”

“Many brands consider outlet stores a crucial component of the omnichannel ecosystem. We continue to pursue new and exciting brands to curate the tenant mix in our centers,” Mr. Tanger added.

Third Quarter Results

•Net income available to common shareholders was $0.14 per share, or $12.9 million, compared to net income available to common shareholders of $0.25 per share, or $23.2 million, for the prior year period. The current year period was heavily impacted by the COVID-19 pandemic and is inclusive of a $0.02 per share, or $2.3 million, gain on the sale of a non-core outlet center located in Terrell, Texas.
•Funds From Operations (“FFO”) available to common shareholders and Core Funds From Operations (“Core FFO”) were $0.44 per share, or $42.6 million, compared to $0.58 per share, or $56.8 million, for the prior year period. Core FFO excludes certain items that the Company does not consider indicative of its ongoing operating performance.

Year-to-Date Results

•Net loss available to common shareholders was $0.40 per share, or $37.2 million, compared to net income available to common shareholders of $1.06 per share, or $98.6 million, for the prior year period. The current year period was heavily impacted by the COVID-19 pandemic and is inclusive of non-cash charges related to impairments of the Company’s outlet center in Mashantucket, Connecticut (Foxwoods) and an asset in its Canadian joint venture together totaling $48.8 million, or $0.50 per share, as well as the gain on sale of an outlet center discussed above. The prior year period is inclusive of a gain on the sale of four outlet centers totaling $43.4 million, or $0.44 per share and $4.4 million, or $0.04 per share, of general and administrative expense for the accelerated recognition of compensation cost related to the retirement of an executive officer.
•FFO available to common shareholders was $1.04 per share, or $101.4 million, compared to $1.68 per share, or $164.2 million, for the prior year period.
•Core FFO available to common shareholders was $1.04 per share, or $101.4 million, compared to $1.72 per share, or $168.6 million, for the prior year period. In the prior year period, Core FFO excludes the compensation cost discussed above.

FFO and Core FFO (previously referred to as Adjusted Funds From Operations or AFFO) are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income (loss) to FFO and Core FFO, if applicable, are included in this release. Per share amounts for net income (loss), FFO and Core FFO are on a diluted basis.

Balance Sheet and Liquidity

As of October 31, 2020, the Company’s total liquidity was approximately $640 million, including cash and cash equivalents on the Company’s balance sheet and unused capacity under its $600 million unsecured lines of credit, which were fully repaid during the third quarter. Other than its unsecured lines of credit, which mature in October of 2021 and may be extended for one additional year, Tanger has no significant debt maturities until December 2023.

As of September 30, 2020:

•The Company remained in full compliance with all of its debt covenants
•Weighted average interest rate was 3.6% and weighted average term to maturity of outstanding consolidated debt, including extension options, was approximately 4.7 years
•Approximately 94% of the Company’s consolidated square footage was unencumbered by mortgages
•Interest coverage ratio (calculated as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) divided by interest expense) was 3.0 times for the first nine months of 2020 and 3.4 times for the trailing twelve months ended September 30, 2020
•Total outstanding floating rate debt was approximately $11 million, representing approximately 1% of total consolidated debt outstanding or 1% of total enterprise value
•FAD payout ratio was 73% for the first nine months of 2020, which reflects the dividends paid in the first half of 2020 prior to the Board’s decision to temporarily suspend normal distributions following the payment of the May dividend

Tanger did not repurchase any common shares during the first nine months of 2020. As previously announced, the recent amendments to debt agreements prohibit share repurchases during the twelve-month surge leverage period beginning July 1, 2020.

Adjusted EBITDA and Funds Available for Distribution (“FAD”) are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDA and FAD and reconciliations to the nearest comparable GAAP measures are included in this release.

Operating Metrics

The Company’s key portfolio results were as follows:

•Consolidated portfolio occupancy rate was 92.9% on September 30, 2020, compared to 93.8% on June 30, 2020 and 95.9% on September 30, 2019
•Blended average rental rates decreased 6.3% on a straight-line basis and 11.2% on a cash basis for all renewals and re-tenanted leases that commenced during the trailing twelve months ended September 30, 2020
•Lease termination fees totaled $8.0 million for the first nine months of 2020, including $6.3 million for the third quarter, compared to $1.5 million for the first nine months of 2019, including $0.1 million for the third quarter
•Same center net operating income (“Same Center NOI”) for the consolidated portfolio decreased $10.9 million for the quarter and $52.2 million year to date, largely due to the impact of the COVID-19 pandemic, including the write-off of rental revenues (excluding straight-line rents) of $6.6 million and $40.5 million in the quarter and year-to-date periods, respectively.
Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure is included in this release.
Leasing Activity

Total commenced leases for the trailing twelve months ended September 30, 2020 that were renewed or re-leased for all terms included 260 leases, totaling over 1.3 million square feet.

As of September 30, 2020, Tanger had lease renewals executed or in process for 72.3% of the space in the consolidated portfolio scheduled to expire during 2020 compared to 74.2% of the space scheduled to expire during 2019 that was executed or in process as of September 30, 2019.

Tanger recaptured approximately 586,000 square feet within its consolidated portfolio during the first nine months of 2020 related to bankruptcies and brand-wide restructurings by retailers, including 206,000 square feet in the third quarter. During the first nine months of 2019, approximately 195,000 square feet were recaptured, including 6,000 square feet during the third quarter. The Company anticipates additional store closures and lease adjustments related to recent tenant bankruptcy filings and restructuring announcements.

COVID-19 Update

•Guidance - Due to limited visibility regarding the duration and magnitude of the pandemic and subsequent tenant bankruptcy filings, Tanger previously withdrew its guidance and is not providing updated guidance at this time.

•Cost Reductions - During the second and third quarters, the Company reduced cash outflows by approximately $15.4 million, including $1.9 million of general and administrative and $13.5 million of property operating expenses. In addition, Tanger deferred its Nashville pre-development-stage project and certain other planned capital expenditures.

•Store Reopenings - As of October 31, 2020, more than 99% of total occupied stores in the Company’s consolidated portfolio had reopened, representing more than 99% of leased square footage and annualized base rent. Prior to the pandemic, Tanger Outlet Centers operated an average of 12 hours per day. Currently, centers are open an average of 8 hours per day. Effective November 6, center hours will expand to an average of 10 hours per day to accommodate the holiday shopping season.

•Rent Collections - Collections of third quarter rents improved to 89% of the amount billed, markedly better than for second quarter rents, given the Company’s proactive strategy in late March to offer all tenants in its consolidated portfolio the option to defer 100% of April and May rents interest free, payable in equal installments due in January and February of 2021. Collections of third quarter billings averaged over $28 million per month, which exceeds Tanger’s estimated average monthly cash outflows of approximately $22.5 million.

The Company currently expects to collect approximately 92%, to defer 1% and continues to negotiate 2% of rents billed for the third quarter. The Company reserves all rights under its lease agreements and has pursued and will continue to pursue legal remedies to collect rent as appropriate. During the quarter, Tanger wrote off 5% of third quarter rents, including 2% related to tenant bankruptcies, 1% related to other uncollectible accounts due to financial weakness and 2% related to one-time concessions in exchange for landlord-favorable amendments to lease structure. In addition, Tanger recorded a $2.2 million reserve for a portion of deferred and under negotiation billings that are expected to potentially become uncollectible in future periods. Further, the Company recognized a write-off of approximately $2.4 million in straight-line rents associated with bankruptcies and uncollectible accounts.

Since previously reported on August 5, 2020, second quarter rent collections improved to 43% of rents billed, as expected payments were received, rents previously under negotiation were resolved, and a portion of rents written off in the second quarter were paid. As of October 31, 2020, collections of October rents billed were similar to collection rates for the third quarter.

The tables below summarize the Company’s current collection status for second and third quarter rents, as well as the impact to rental revenues recognized during both periods (in thousands).

	3Q20		2Q20
	Rents Billed (1)	% of Billed	Rents Billed (1)	% of Billed
Collection Status (as of October 31, 2020)
Paid	$84,329	89%	$41,963	43%
Expected	3,056	3%	4,044	4%
Payment received or expected	$87,385	92%	$46,007	47%

Deferred	618	1%	25,327	26%
Under negotiation	1,589	2%	2,739	3%
Deferred or under negotiation	$2,207	3%	$28,066	29%

Net rents recognized before reserves & straight-line adjustments	$89,592	95%	$74,073	76%

One-time rent concessions in exchange for landlord-favorable amendments to lease structure	1,544	2%	13,176	13%
Bankruptcy related, primarily pre-petition rents	2,258	2%	8,719	9%
At risk due to tenant financial weakness	1,407	1%	1,540	2%
Do not expect to collect (written off)	$5,209	5%	$23,435	24%

Total rents billed	$94,801	100%	$97,508	100%
(1) Excludes variable revenue which is derived from tenant sales and lease termination fees.

	Written Off	Reserved	Total Impact
Rental Revenue Impact - 3Q 2020
Base rentals	$606	$1,506	$2,112
Tenant reimbursements	261	645	906
Uncollectible tenant rents	3,584	—	3,584

Total before straight-line rent adjustments	$4,451	$2,151	$6,602

Straight-line rent adjustments	2,377	—	2,377

Total rental revenues impact	$6,828	$2,151	$8,979

Rental Revenue Impact - Combined 2Q & 3Q
Base rentals	$10,303	$8,266	$18,569
Tenant reimbursements	4,416	3,542	7,958
Uncollectible tenant rents	13,925	—	13,925

Total before straight-line rent adjustments	$28,644	$11,808	$40,452

Percentage of total rents billed	15%	6%	21%
Percentage of deferred or under negotiation		39%

Straight-line rent adjustments	6,103	—	6,103

Total rental revenues impact	$34,747	$11,808	$46,555

•Community Support - Throughout the pandemic, Tanger Outlet Centers have been used for Red Cross blood drives, food collection sites, curbside food pickup and as staging areas for law enforcement and emergency medical services. In an effort to provide a healthy environment for its team members, tenants, shoppers and communities, Tanger has taken measures operationally to comply with applicable public health guidelines, including frequent cleaning of common areas and other high-touch spaces, the closure of children’s play areas and other interactive features, the use of personal protective equipment by the Company’s customer service staff as well as third party maintenance, janitorial and security staff and assistance for retailers with managing social distancing guidelines when lines extend out of stores and into outlet center common areas.

Board and Management Update

As previously announced, Tanger’s Board of Directors increased the number of directors from seven to eight and elected Stephen Yalof, the Company’s President and Chief Operating Officer, to the Board effective July 20, 2020 per the terms of his employment agreement. Mr. Yalof, who will succeed Steven Tanger as Chief Executive Officer on January 1, 2021, will not be paid any director fees for his services as a director.

On October 1, Leslie Swanson joined Tanger as Executive Vice President of Operations. She is responsible for overseeing the planning and execution of operational strategies and expense management initiatives, driving center occupancy and developing new revenue opportunities.

Dividends

Given the uncertainty related to the pandemic’s impact, in May, the Company’s Board of Directors temporarily suspended dividend distributions to conserve approximately $35 million in cash per quarter and preserve the Company’s balance sheet strength and flexibility. The Board will continue to evaluate the potential for future dividend distributions on a quarterly basis. Tanger intends to remain in compliance with REIT taxable income distribution requirements. For 2020, the dividends paid during the first half of the year are currently expected to be sufficient to meet the minimum distribution requirements. For 2021, minimum distributions will be required to remain in compliance.

Third Quarter 2020 Conference Call

Tanger will host a conference call to discuss its third quarter 2020 results for analysts, investors and other interested parties on Friday, November 6, 2020, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-844-492-3729 and request to join the Tanger Factory Outlets Centers, Inc. SKT Call. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tangeroutlets.com. A telephone replay of the call will be available from November 6, 2020 at 11:30 a.m. through November 20, 2020 at 11:59 p.m. by dialing 1-877-344-7529, replay access code # 10148185. An online archive of the webcast will also be available through November 20, 2020.

About Tanger Factory Outlet Centers, Inc.

Tanger Factory Outlet Centers, Inc. (NYSE: SKT) is a leading operator of open-air upscale outlet shopping centers that owns, or has an ownership interest in, a portfolio of 38 centers. Tanger’s operating properties are located in 20 states and in Canada, totaling approximately 14.1 million square feet, leased to over 2,700 stores operated by more than 500 different brand name companies. The Company has more than 39 years of experience in the outlet industry and is a publicly-traded REIT. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended September 30, 2020. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the Company’s website at www.tangeroutlets.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions, and include the Company’s expectations regarding the impact of the COVID-19 pandemic on the Company’s business, financial results and financial condition, expectations regarding rent collections, the financial condition of the Company’s tenants, its leasing strategy and value proposition to retailers, occupancy and rent concessions, uses of capital, liquidity, dividend payments, cash flows, filling vacant space, store operating hours and share repurchases.
You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the impact of the COVID-19 pandemic on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; the bankruptcy of one or more of the retailers in our centers; the fact certain of our lease agreements include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; our dependence on rental income from real property; our dependence on the results of operations of our retailers; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, including the recent changes in the U.S. federal income taxation of U.S. businesses; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Investor Contact Information

Cyndi Holt    Jim Williams
VP, Investor Relations    EVP & CFO
336-834-6892    336-834-6800
cyndi.holt@tangeroutlets.com    jim.williams@tangeroutlets.com

Media Contact Information

Quentin Pell
VP, Corporate Communications and Enterprise Risk Management
336-834-6827
quentin.pell@tangeroutlets.com

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Rental revenues	$100,251	$115,050	$271,082	$347,389
Management, leasing and other services	1,194	1,356	3,362	3,943
Other revenues	1,768	2,588	4,392	6,524
Total revenues	103,213	118,994	278,836	357,856
Expenses:
Property operating	35,206	39,149	101,991	118,252
General and administrative	11,181	12,292	35,331	40,910
Impairment charge	—	—	45,675	—
Depreciation and amortization	29,903	30,103	87,966	93,009
Total expenses	76,290	81,544	270,963	252,171
Other income (expense):
Interest expense	(15,647)	(15,197)	(47,786)	(46,638)
Gain on sale of assets	2,324	—	2,324	43,422
Other income (expense)	161	227	789	(2,966)
Total other income (expense)	(13,162)	(14,970)	(44,673)	(6,182)
Income (loss) before equity in earnings of unconsolidated joint ventures	13,761	22,480	(36,800)	99,503
Equity in earnings (losses) of unconsolidated joint ventures	(42)	2,329	(1,490)	5,604
Net income (loss)	13,719	24,809	(38,290)	105,107
Noncontrolling interests in Operating Partnership	(690)	(1,263)	1,939	(5,308)
Noncontrolling interests in other consolidated partnerships	—	—	(190)	(195)
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	13,029	23,546	(36,541)	99,604
Allocation of earnings to participating securities	(146)	(305)	(692)	(1,030)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$12,883	$23,241	$(37,233)	$98,574

Basic earnings per common share:
Net income (loss)	$0.14	$0.25	$(0.40)	$1.06

Diluted earnings per common share:
Net income (loss)	$0.14	$0.25	$(0.40)	$1.06

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Rental property:
Land	$266,014	$266,537
Buildings, improvements and fixtures	2,545,111	2,630,357
	2,811,125	2,896,894
Accumulated depreciation	(1,034,670)	(1,009,951)
Total rental property, net	1,776,455	1,886,943
Cash and cash equivalents	19,793	16,672
Investments in unconsolidated joint ventures	92,537	94,691
Deferred lease costs and other intangibles, net	88,183	96,712
Operating lease right-of-use assets	83,210	86,575
Prepaids and other assets	125,297	103,618
Total assets	$2,185,475	$2,285,211

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,140,080	$1,138,603
Unsecured term loan, net	347,213	347,367
Mortgages payable, net	80,924	83,803
Unsecured lines of credit, net	—	—
Total debt	1,568,217	1,569,773
Accounts payable and accrued expenses	85,712	79,562
Operating lease liabilities (1)	90,566	91,237
Other liabilities	91,495	88,530
Total liabilities	1,835,990	1,829,102
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 93,453,271 and 92,892,260 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	935	929
Paid in capital	783,815	775,035
Accumulated distributions in excess of net income	(420,367)	(317,263)
Accumulated other comprehensive loss	(32,347)	(25,495)
Equity attributable to Tanger Factory Outlet Centers, Inc.	332,036	433,206
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	17,449	22,903
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	349,485	456,109
Total liabilities and equity	$2,185,475	$2,285,211

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	September 30,
	2020	2019
Gross leasable area open at end of period (in thousands):
Consolidated	11,873	12,048
Partially owned - unconsolidated	2,212	2,212
Total (1)	14,085	14,260

Outlet centers in operation at end of period:
Consolidated	31	32
Partially owned - unconsolidated	7	7
Total	38	39

States operated in at end of period (2)	19	19
Occupancy at end of period (2)	92.9%	95.9%
(1)Due to rounding, numbers may not add up precisely to the totals provided.
(2)Excludes the centers in which the Company has ownership interests but are held in unconsolidated joint ventures.

NON-GAAP SUPPLEMENTAL MEASURES

Beginning with the three months ended March 31, 2020, we have elected to supplement our disclosure with three additional non-GAAP measures, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre (each as defined below), that are commonly provided in the REIT industry. See “Adjusted EBITDA, EBITDAre and Adjusted EBITDAre” below for more information. We also now refer to Adjusted Funds from Operations (“AFFO”) as Core Funds From Operations (“Core FFO”), but there has been no change to the definition of this measure.

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core FFO (formerly referred to as AFFO) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes, depreciation and amortization, gains and losses on sale of operating properties, joint venture properties and other assets, gains and losses on change of control, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to executive officer retirement, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes, depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to executive officer retirement and other items that that we do not consider indicative of the Company's ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income (Loss) to FFO and Core FFO:

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$13,719	$24,809	$(38,290)	$105,107
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	28,676	29,451	85,534	91,149
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,003	3,058	9,038	9,453
Impairment charge - consolidated	—	—	45,675	—
Impairment charge - unconsolidated joint ventures	—	—	3,091	—
Foreign currency loss from sale of joint venture property	—	—	—	3,641
Gain on sale of assets	(2,324)	—	(2,324)	(43,422)
FFO	43,074	57,318	102,724	165,928
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	(190)	(195)
Allocation of earnings to participating securities	(461)	(481)	(1,153)	(1,502)
FFO available to common shareholders (1)	$42,613	$56,837	$101,381	$164,231
As further adjusted for:
Compensation related to executive officer retirement (2)	—	—	—	4,371
Impact of above adjustment to the allocation of earnings to participating securities	—	—	—	(35)
Core FFO available to common shareholders (1)	$42,613	$56,837	$101,381	$168,567
FFO available to common shareholders per share - diluted (1)	$0.44	$0.58	$1.04	$1.68
Core FFO available to common shareholders per share - diluted (1)	$0.44	$0.58	$1.04	$1.72

Weighted Average Shares:
Basic weighted average common shares	92,649	92,514	92,596	92,999
Diluted weighted average common shares (for earnings per share computations)	92,649	92,514	92,596	92,999
Exchangeable operating partnership units	4,911	4,960	4,911	4,960
Diluted weighted average common shares (for FFO and Core FFO per share computations) (1)	97,560	97,474	97,507	97,959
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(2)Represents the accelerated recognition of compensation cost entitled to be received by the Company’s former President and Chief Operating Officer per the terms of a transition agreement executed in connection with his retirement.

Below is a reconciliation of FFO to FAD:

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
FFO available to common shareholders	$42,613	$56,837	$101,381	$164,231
Adjusted for:
Corporate depreciation excluded above	1,227	652	2,432	1,860
Amortization of finance costs	996	749	2,586	2,246
Amortization of net debt discount	122	113	359	333
Amortization of equity-based compensation	2,347	3,571	9,566	14,371
Straight-line rent adjustments	1,741	(2,518)	2,418	(7,404)
Market rent adjustments	2,149	314	2,560	1,067
Second generation tenant allowances and lease incentives	(2,181)	(9,121)	(13,719)	(15,171)
Capital improvements	(2,788)	(4,781)	(11,980)	(14,678)
Adjustments from unconsolidated joint ventures	(358)	(50)	(479)	(1,254)
FAD available to common shareholders (1)	$45,868	$45,766	$95,124	$145,601
Dividends per share	$—	$0.3550	$0.7125	$1.0600
FFO payout ratio	—%	61%	69%	63%
FAD payout ratio	—%	76%	73%	71%
Diluted weighted average common shares (1)	97,560	97,474	97,507	97,959
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Below is a reconciliation of Net Income (Loss) to Portfolio NOI and Same Center NOI for the consolidated portfolio:

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$13,719	$24,809	$(38,290)	$105,107
Adjusted to exclude:
Equity in (earnings) losses of unconsolidated joint ventures	42	(2,329)	1,490	(5,604)
Interest expense	15,647	15,197	47,786	46,638
Gain on sale of assets	(2,324)	—	(2,324)	(43,422)
Other (income) expense	(161)	(227)	(789)	2,966
Impairment charge	—	—	45,675	—
Depreciation and amortization	29,903	30,103	87,966	93,009
Other non-property expenses	704	160	1,162	491
Corporate general and administrative expenses	11,463	12,265	35,759	41,032
Non-cash adjustments (1)	3,913	(1,729)	5,032	(5,829)
Lease termination fees	(6,323)	(127)	(8,000)	(1,526)
Portfolio NOI	66,583	78,122	175,467	232,862
Non-same center NOI (2)	65	(576)	(398)	(5,610)
Same Center NOI	$66,648	$77,546	$175,069	$227,252
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Excluded from Same Center NOI:

Outlet centers sold:
Nags Head, Ocean City, Park City, and Williamsburg	March 2019
Terrell	August 2020

Below is a reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$13,719	$24,809	$(38,290)	$105,107
Adjusted to exclude:
Interest expense	15,647	15,197	47,786	46,638
Depreciation and amortization	29,903	30,103	87,966	93,009
Impairment charge - consolidated	—	—	45,675	—
Impairment charge - unconsolidated joint ventures	—	—	3,091	—
Loss on sale of joint venture property, including foreign currency effect	—	—	—	3,641
Gain on sale of assets	(2,324)	—	(2,324)	(43,422)
Compensation related to executive officer retirement	—	—	—	4,371
Adjusted EBITDA	$56,945	$70,109	$143,904	$209,344

Below is a reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre:

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$13,719	$24,809	$(38,290)	$105,107
Adjusted to exclude:
Interest expense	15,647	15,197	47,786	46,638
Depreciation and amortization	29,903	30,103	87,966	93,009
Impairment charge - consolidated	—	—	45,675	—
Impairment charge - unconsolidated joint ventures	—	—	3,091	—
Loss on sale of joint venture property, including foreign currency effect	—	—	—	3,641
Gain on sale of assets	(2,324)	—	(2,324)	(43,422)
Pro-rata share of interest expense - unconsolidated joint ventures	1,512	2,029	4,995	6,165
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	3,003	3,057	9,038	9,400
EBITDAre	$61,460	$75,195	$157,937	$220,538
Compensation related to executive officer retirement	—	—	—	4,371
Adjusted EBITDAre	$61,460	$75,195	$157,937	$224,909